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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
LSI Group Holdings Plc

  We consent to the incorporation by reference in the Registration Statement on Form S-8 of Signature Resorts, Inc. filed on or about 26 February 1998 of our report dated 27 March 1997, with respect to the consolidated financial statements of LSI Group Holdings Plc at 31 December 1995 and 1996 and for each of the years in the three-year period ended 31 December 1996, which report appears in the Current Report on Form 8-K of Signature Resorts, Inc. filed on 9 September 1997, as amended by the Current Report on Form 8-K/A of Signature Resorts, Inc. filed on 10 October 1997 and as further amended by the Current Report on Form 8-K/A of Signature Resorts, Inc. filed on 22 October 1997 and in the Current Report on Form 8-K of Signature Resorts, Inc. filed on 24 December 1997.

                                          /s/ KPMG
                                          Chartered Accountants

Preston, England
26 February 1998